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Exhibit 99

Clareen O'Quinn
Investor Relations
Eagle Broadband
800-628-3910
281-538-6000
COQUINN@EGLW.COM

Susan Ladue
Investor Relations
National Financial Network
800-649-0983
760-931-9211
SUSAN@NFNONLINE.COM

FOR IMMEDIATE RELEASE:

             EAGLE BROADBAND INVITES YOU TO JOIN ITS WEBCAST AT THE
                    AMERICAN STOCK EXCHANGE ONLINE CONFERENCE

LEAGUE CITY, TX - JUNE 18, 2001: Eagle Broadband (AMEX: EAG) today announced that it will be presenting at the American Stock Exchange's upcoming online conference, "Where Savvy Investors Meet Undiscovered Companies." You are invited to view management's slide presentation that will be webcast live during the conference on Wednesday, June 20, at 12:30 pm EDT by Dr. H. Dean Cubley, Chairman and CEO. The webcast information is as follows:

What: Eagle Wireless International, Inc. (d/b/a Eagle Broadband) Presents at the American Stock Exchange Online Conference

When:     Wednesday, June 20, at 12:30 pm EDT

Where:
          HTTP://WWW.STREETFUSION.COM/CUSTOM/WC.ASP?WID=J87QY15F1RGUEACQJ%2B6JEG
          or
          HTTP://WWW.EAGLEBROADBAND.COM

How: Live over the Internet -- Simply log on to the web at one of the addresses above. Listeners should go to one of the sites at least 15 minutes before the event to install the needed software. Minimum software required to listen is Windows Media Player, downloadable free at http://windowsmedia.com/download/download.asp

Contact:  Donna Piacentino
          The American Stock Exchange
          E-mail:  DONNA.PIACENTINO@AMEX.COM
          Telephone:  877-576-7449

If you are unable to participate during the live Webcast, the presentation will be archived on these sites for 90 days.


ABOUT EAGLE BROADBAND


Eagle Broadband (d/b/a for Eagle Wireless International, Inc., and its subsidiaries) is a leading supplier of broadband wired and wireless products and services, including advanced set-top boxes, one-way and two-way wireless messaging equipment, specialized mobile radio products and remote data acquisition systems. Eagle also has extensive "last mile" cable and fiber installation capabilities and provides complete IT business integration and enterprise management solutions. With Eagle's recent merger with ClearWorks.net, the company has also become

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one of the leading providers of Fiber-To-The-Home (FTTH) for neighborhoods and businesses utilizing the company's Bundled Digital ServicesSM (BDSSM). These services include digital-quality, cable-style television, local and long-distance telephone, high-speed broadband Internet connectivity and security monitoring. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. Further news updates on Eagle Broadband, its products and services are available at WWW.EAGLEBROADBAND.COM, WWW.EGLW.COM, WWW.BROADBANDMAGIC.COM, WWW.ATLANTICPACIFIC.COM, WWW.ETOOLZ.COM, WWW.CLEARWORKS.NET, WWW.UCGI.COM, and WWW.NFNONLINE.COM/EAG.

FORWARD-LOOKING STATEMENTS IN THIS RELEASE REGARDING EAGLE WIRELESS INTERNATIONAL, INC., D/B/A EAGLE BROADBAND, AND ITS SUBSIDIARIES ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS, INCREASED LEVELS OF COMPETITION, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD-PARTY SUPPLIERS, INTELLECTUAL PROPERTY RIGHTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.